Exhibit 99.1

FOR IMMEDIATE RELEASE

B. Riley Financial Receives Nasdaq Staff Determination Letter; Will Seek Hearing & Continued Listing

LOS ANGELES, October 6, 2025 – B. Riley Financial, Inc. (Nasdaq: RILY) (the "Company") today announced that, on October 1, 2025, the Company received a Staff Determination Letter from the Nasdaq Listing Qualifications Staff (the “Staff”) based on the Company's non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Rule”), as previously notified by the Staff on April 3, 2025, May 21, 2025, and August 20, 2025. The basis for the Staff Determination Letter is that the Company has not yet filed its Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025 (the “Delayed Reports”), with the Securities and Exchange Commission (the “SEC”).

The Company filed its Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”) on September 19, 2025 and is actively working towards the filing of the Delayed Reports to ensure full compliance with the Listing Rules.

The Staff Determination Letter noted that, after the Staff’s review of the materials submitted by the Company on September 4, 2025 and September 19, 2025 (the “Updated Plan of Compliance”), it lacked the discretion within Nasdaq’s rules to grant the Company a further exception beyond the September 29, 2025 deadline that was previously granted to regain compliance with the Filing Rule. The Staff Determination Letter has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s securities.

The Staff Determination Letter notified the Company that it may request a hearing before a Nasdaq Hearings Panel (“Hearings Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A request for a hearing regarding one or more delinquent filings will automatically stay the suspension of the Company’s securities for a period of at least 15 calendar days from the date of the hearing request. By Nasdaq rule, when a company requests a hearing for one or more late SEC periodic public filings, it must also request an extension of the stay through the hearing date and subsequently during any additional extension period granted by a Hearings Panel following the hearing. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. The Company intends to timely submit a request for a hearing including continued listing of its securities pending the hearing and the Hearings Panel’s decision.

There can be no assurance that the Hearings Panel will grant any of the Company’s requests for additional time. In the unlikely event that Nasdaq is not able to rule on the stay of a suspension prior to the expiration of the automatic stay, it has been Nasdaq’s practice to take no action until a Hearings Panel is able to make a ruling on the extended stay request. Once the Hearings Panel makes a ruling on the extended stay, the Company intends to make a subsequent announcement.

About B. Riley Financial

B. Riley Financial (BRF) is a diversified financial services company that through its operating entities or affiliates deliver tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. BRF leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its subsidiaries and affiliated entities, BRF provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, and corporate restructuring. BRF opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. BRF refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com. For more information, please visit www.brileyfin.com.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today's date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company's periodic filings with the SEC, including, without limitation, the risks described in the Company's 2024 Annual Report on Form 10-K under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

Contacts

Investors
ir@brileyfin.com

Media
press@briley.com